EXHIBIT 32.1
APA CORPORATION
Certification of Principal Executive Officer
and Principal Financial Officer
I, John J. Christmann IV, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Annual Report on Form 10-K of APA Corporation for the period ending December 31, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of APA Corporation.
Date: February 23, 2023

/s/ John J. Christmann IV
By:	John J. Christmann IV
Title:	Chief Executive Officer and President
(principal executive officer)
I, Stephen J. Riney, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Annual Report on Form 10-K of APA Corporation for the period ending December 31, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of APA Corporation.

Date: February 23, 2023

/s/ Stephen J. Riney
By:	Stephen J. Riney
Title:	Executive Vice President and Chief Financial Officer
(principal financial officer)